As filed with the Securities and Exchange Commission on April 3, 2003

Registration No. 333-75572

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

PAXSON COMMUNICATIONS CORPORATION
(Exact name of Registrant as specified in its charter)

Delaware	59-3212788
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

601 Clearwater Park Road
West Palm Beach, Florida 33401
(561) 659-4122
(Address, including zip code, and telephone number,
including area code, of Registrant’s principal executive offices)

Anthony L. Morrison
Executive Vice President, Chief Legal Officer and Secretary
Paxson Communications Corporation
601 Clearwater Park Road
West Palm Beach, Florida 33401
(561) 659-4122
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copies to:
David L. Perry, Jr.
Holland & Knight LLP
222 Lakeview Drive, Suite 1000
West Palm Beach, Florida 33401
(561) 833-2000

     Approximate date of commencement of proposed sale to the public: Not applicable.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.

     If any of the securities on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering.

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.

Explanatory Note

     Pursuant to a Registration Statement on Form S-3 (File No. 333-75572)  (the “Registration Statement”), Paxson Communications Corporation (the “Company”) registered an aggregate of 200,000 shares of the Company’s Class A common stock, $.01 par value per share, for the account of Francis Santangelo. The Registration Statement was declared effective on January 7, 2002.

     The offering contemplated by the Registration Statement has terminated and the Company’s obligation to keep the Registration Statement effective has terminated. Accordingly, pursuant to the undertaking made by the Company as required by Item 512(a)(3) of Regulation S-K, this Post-Effective Amendment No. 1 to the Registration Statement is being filed for the purpose of deregistering the 200,000 shares of Class A common stock originally registered under the Registration Statement, none of which shares were sold under the Registration Statement.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of West Palm Beach, State of Florida, on April 3, 2003.

PAXSON COMMUNICATIONS CORPORATION

By:	/s/ Anthony L. Morrison Anthony L. Morrison, Executive Vice President and Chief Legal Officer

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date

* Lowell W. Paxson	Chairman of the Board, Director and Chief Executive Officer (Principal Executive Officer)	April 3, 2003

*	Vice Chairman of the Board	April 3, 2003
and Director
Jeffrey Sagansky

*	Senior Vice President and Chief	April 3, 2003
Financial Officer (Principal
Thomas E. Severson, Jr.	Financial Officer)

*	Vice President, Chief Accounting	April 3, 2003
Officer, and Corporate Controller
Ronald L. Rubin	(Principal Accounting Officer)

*	Director	April 3, 2003

Henry J. Brandon

*	Director	April 3, 2003

Bruce L. Burnham

*	Director	April 3, 2003

James L. Greenwald

*	Director	April 3, 2003

John E. Oxendine

* By: /s/ Anthony L. Morrison Anthony L. Morrison Attorney-in-fact